                                                                    EXHIBIT 99.1

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF JANUARY 9, 2003

                                  BY AND AMONG

                       FIDELITY NATIONAL FINANCIAL, INC.,

                             ANFI MERGER SUB, INC.

                                      AND

                                   ANFI, INC.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I     DEFINITIONS.................................................    1
  Section     Definitions.................................................    1
     1.1
ARTICLE II    THE MERGER..................................................    5
  Section     The Merger Sub..............................................    5
     2.1
  Section     The Merger..................................................    5
     2.2
  Section     Articles of Incorporation and By-laws of the Surviving
     2.3      Corporation.................................................    5
  Section     Board of Directors of the Surviving Corporation.............    5
     2.4
ARTICLE III   CONVERSION OF SECURITIES AND RELATED MATTERS................    6
  Section     Conversion of Capital Stock.................................    6
     3.1
  Section     Fractional Shares; Adjustments..............................    6
     3.2
  Section     Exchange of Certificates....................................    6
     3.3
  Section     ANFI Stock Options and Warrants.............................    8
     3.4
  Section     Shares of Dissenting Shareholders...........................    9
     3.5
ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF ANFI......................    9
  Section     Corporate Existence and Power...............................    9
     4.1
  Section     Corporate Authorization.....................................    9
     4.2
  Section     Governmental Authorization..................................    9
     4.3
  Section     Non-Contravention...........................................   10
     4.4
  Section     Capitalization..............................................   10
     4.5
  Section     Subsidiaries................................................   10
     4.6
  Section     The ANFI SEC Documents......................................   11
     4.7
  Section     Financial Statements........................................   11
     4.8
  Section     No Material Undisclosed Liabilities.........................   11
     4.9
  Section     Information to Be Supplied..................................   11
     4.10
  Section     Absence of Certain Changes..................................   12
     4.11
  Section     Transactions with Affiliates................................   12
     4.12
  Section     Litigation..................................................   12
     4.13
  Section     Taxes.......................................................   12
     4.14
  Section     Employees and Employee Benefits.............................   13
     4.15
  Section     Compliance with Laws........................................   14
     4.16
  Section     Directors' and Officers' Insurance Policies.................   14
     4.17
  Section     Environmental Matters.......................................   14
     4.18
  Section     Finders' Fees; Opinion of Financial Advisor.................   15
     4.19
  Section     Required Vote; Board Approval...............................   15
     4.20
ARTICLE V     REPRESENTATIONS AND WARRANTIES OF FNF AND MERGER SUB........   15
  Section     Corporate Existence and Power...............................   15
     5.1
  Section     Corporate Authorization.....................................   15
     5.2
  Section     Governmental Authorization..................................   16
     5.3
  Section     Non-Contravention...........................................   16
     5.4
  Section     Capitalization of FNF and Merger Sub........................   16
     5.5
  Section     Subsidiaries................................................   17
     5.6

                                                                            PAGE
                                                                            ----
  Section     FNF SEC Documents...........................................   17
     5.7
  Section     Financial Statements........................................   17
     5.8
  Section     No Material Undisclosed Liabilities.........................   18
     5.9
  Section     Information to Be Supplied..................................   18
     5.10
  Section     Absence of Certain Changes..................................   18
     5.11
  Section     Transactions with Affiliates................................   18
     5.12
  Section     Litigation..................................................   18
     5.13
  Section     Compliance with Laws........................................   18
     5.14
  Section     Finders' Fees; Opinion of Financial Advisor.................   19
     5.15
  Section     Required Vote; Board Approval...............................   19
     5.16
  Section     Taxes.......................................................   19
     5.17
  Section     Employees and Employee Benefits.............................   19
     5.18
  Section     Environmental Matters.......................................   20
     5.19
  Section     Shareholder Consent.........................................   20
     5.20
  Section     Assets and Liabilities......................................   21
     5.21
ARTICLE VI    COVENANTS OF ANFI...........................................   21
  Section     ANFI Interim Operations.....................................   21
     6.1
  Section     Shareholder Meeting.........................................   23
     6.2
  Section     Acquisition Proposals; Board Recommendation.................   23
     6.3
  Section     New Employment Agreements...................................   24
     6.4
  Section     Registration Rights.........................................   24
     6.5
ARTICLE VII   COVENANTS OF FNF............................................   24
  Section     Indemnification, Exculpation and Insurance..................   24
     7.1
  Section     Stock Exchange Listing......................................   24
     7.2
  Section     Merger Sub Shareholder Consent..............................   24
     7.3
ARTICLE VIII  COVENANTS OF FNF, MERGER SUB AND ANFI.......................   25
  Section     Commercially Reasonable Efforts.............................   25
     8.1
  Section     Certain Filings; Cooperation in Receipt of Consents.........   25
     8.2
  Section     Public Announcements........................................   26
     8.3
  Section     Access to Information; Notification of Certain Matters......   26
     8.4
  Section     Further Assurances..........................................   27
     8.5
  Section     Tax Matters.................................................   27
     8.6
  Section     Control of Other Party's Business...........................   27
     8.7
  Section     Affiliate Letters...........................................   27
     8.8
ARTICLE IX    CONDITIONS TO THE MERGER....................................   27
  Section     Conditions to the Obligations of Each Party.................   27
     9.1
  Section     Conditions to the Obligations of ANFI.......................   28
     9.2
  Section     Conditions to the Obligations of FNF and Merger Sub.........   28
     9.3
ARTICLE X     TERMINATION.................................................   29
  Section     Termination.................................................   29
     10.1
  Section     Effect of Termination.......................................   30
     10.2

                                                                            PAGE
                                                                            ----
  Section     Expenses....................................................   30
     10.3
  Section     Termination Fee.............................................   30
     10.4
ARTICLE XI    MISCELLANEOUS...............................................   31
  Section     Survival....................................................   31
     11.1
  Section     Notices.....................................................   31
     11.2
  Section     Amendments; No Waivers......................................   32
     11.3
  Section     Successors and Assigns......................................   32
     11.4
  Section     Governing Law...............................................   32
     11.5
  Section     Counterparts; Effectiveness; Third Party Beneficiaries......   32
     11.6
  Section     Jurisdiction................................................   32
     11.7
  Section     Waiver of Jury Trial........................................   32
     11.8
  Section     Arbitration.................................................   32
     11.9
  Section     Enforcement.................................................   33
     11.10
  Section     Entire Agreement............................................   33
     11.11
  Section     Attorneys' Fees.............................................   33
     11.12
Exhibit A     Modification to Existing Employment Agreements

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER, dated as of January 9, 2003 (the "Agreement"), is made and entered into by and among Fidelity National Financial, Inc., a Delaware corporation ("FNF"), ANFI Merger Sub, Inc., a California corporation and a wholly-owned subsidiary of FNF ("Merger Sub"), and ANFI, Inc., a California corporation ("ANFI").

                                    RECITALS

     WHEREAS, the Boards of Directors of FNF, Merger Sub and ANFI each have determined that a business combination between FNF and ANFI is advisable and in the best interests of their respective companies and stockholders and presents an opportunity for FNF and ANFI to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein;

     WHEREAS, each of the ANFI Senior Executives (as defined herein) shall, concurrently with the effectiveness of this Agreement, enter into a voting agreement to vote in favor of the transactions contemplated herein;

     WHEREAS, the transaction will be structured as a forward triangular merger, wherein ANFI will be merged with and into a newly formed, wholly-owned subsidiary of FNF, with such wholly-owned subsidiary emerging as the surviving corporation and as a wholly-owned subsidiary of FNF;

     WHEREAS, the parties hereto intend that the merger provided for herein shall qualify for U.S. federal income tax purposes as a reorganization under
Section 368(a)(2)(D) of the U.S. Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code"); and

     WHEREAS, by resolutions duly adopted, the respective Boards of Directors of FNF, Merger Sub and ANFI have approved and adopted this Agreement and the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows.

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1  Definitions.

     (a) As used herein, the following terms have the following meanings:

     "Acquisition Proposal" means any offer or proposal for, or indication of interest in, a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving, or any purchase or acquisition of, twenty-five percent (25%) or more of (i) any class of equity securities of ANFI or (ii) all or substantially all of the consolidated assets of ANFI and its Subsidiaries, other than the transactions contemplated by this Agreement.

     "Action" means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

     "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term "Control" (including the correlative terms "Controlling", "Controlled By" and "Under Common Control With") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "ANFI" is defined in the Introduction hereto.

     "ANFI Balance Sheet" means ANFI's consolidated balance sheet included in the ANFI 10-K relating to its fiscal year ended on December 31, 2001.

     "ANFI Common Share" means one share of common stock of ANFI, no par value per share.

     "ANFI SEC Documents" means (i) the annual report on Form 10-K of ANFI (the "ANFI 10-K") for the fiscal year ended December 31, 2001, (ii) ANFI's proxy statement, dated April 30, 2002, relating to the 2002 Annual Meeting of Shareholders (the "ANFI Proxy Statement"), (iii) the quarterly reports on Form 10-Q of ANFI (collectively, the "ANFI 10-Qs") for the quarterly periods ended March 31, 2002, June 30, 2002 and September 30, 2002, and (iv) all other reports, filings, registration statements and other documents filed by ANFI with the SEC since December 31, 2001.

     "ANFI Senior Executives" means each of the members of the Board of Directors of ANFI as of the date of this Agreement.

     "Breach" means any breach, inaccuracy, failure to perform, failure to comply, conflict with, default, violation, acceleration, termination, cancellation, modification, or required notification.

     "Business Day" means any day other than a Saturday, Sunday or one on which banks are authorized by law to close in Los Angeles, California.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "FNF" is defined in the Introduction hereto.

     "FNF Balance Sheet" means FNF's consolidated balance sheet included in the FNF 10-K relating to its fiscal year ended on December 31, 2001.

     "FNF Common Share" means one share of common stock of FNF, $0.0001 par value per share.

     "FNF Common Share Closing Price" shall mean the closing sale price of a FNF Common Share (calculated to the nearest 0.0001) on the NYSE Composite Transactions Tape on the date of the Closing.

     "FNF SEC Documents" means (i) FNF's annual report on Form 10-K for its fiscal year ended December 31, 2001 (the "FNF 10-K"), (ii) FNF's proxy statement dated April 29, 2002, relating to the 2002 Annual Meeting of Stockholders (the "FNF Proxy Statement"), (iii) FNF's quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2002, June 30, 2002 and September 30, 2002 (collectively, the "FNF 10-Qs"), and (iv) all other reports, filings, registration statements and other documents filed by FNF with the SEC since December 31, 2001.

     "GCL" shall mean the General Corporation Law of the State of California as in effect from time to time.

     "Governmental Entity" means any federal, state, municipal or local governmental authority, any foreign or international governmental authority, or any court, administrative or regulatory agency or commission or other governmental agency.

     "Knowledge" (and all correlative terms) as to any party means to the actual knowledge of such party's executive officers or senior management identified on
Section 1.1 of that party's Disclosure Schedule.

     "Law" means all laws, statutes and ordinances and all regulations, rules and other pronouncements of Governmental Entities having the effect of law of the United States, any foreign country or any foreign or domestic state, province, commonwealth, city, country, municipality, territory, protectorate, possession or similar instrumentality or any Governmental Entity thereof.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided, however, that the term "Lien" shall not include (i) liens for water and sewer charges and taxes not yet due and payable or being contested in good faith (and for which adequate accruals or reserves have been established by FNF or ANFI, as the case may be) and (ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business.

     "Material Adverse Effect" means a material adverse effect on the financial condition, business or results of operations of a Person and its Subsidiaries, taken as a whole, other than (x) effects caused by (i) changes in general economic or securities markets conditions, (ii) changes in interest rate levels,
(iii) (A) in the case of ANFI, the identity of FNF as acquiror of ANFI or the conduct of FNF with respect to the transactions contemplated by this Agreement prior to the Effective Time, or (B) in the case of FNF, the identity of ANFI as the acquired party or the conduct of ANFI with respect to the transactions contemplated by this Agreement prior to the Effective Time, or (iv) the public announcement of the transactions contemplated by this Agreement. "FNF Material Adverse Effect" means a Material Adverse Effect in respect of FNF and its Subsidiaries, taken as a whole, and "ANFI Material Adverse Effect" means a Material Adverse Effect in respect of ANFI and its Subsidiaries, taken as a whole.

     "Merger Shares" means each ANFI Common Share outstanding immediately prior to the Effective Time (other than Dissenting Shares (as hereinafter defined) and other than shares to be cancelled in accordance with Section 3.1(a) hereof).

     "Merger Sub" shall have the meaning set forth in the Preamble.

     "NYSE" means the New York Stock Exchange.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including any Governmental Entity.

     "Proxy Statement/Prospectus" means the proxy statement/prospectus, including the Registration Statement, for the ANFI Shareholders Meeting, together with any amendments or supplements thereto.

     "Registration Statement" means the Registration Statement on Form S-4 registering under the Securities Act the FNF Common Shares issuable in connection with the Merger.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Subsidiary" when used with respect to any Person, means any other Person, whether incorporated or unincorporated, of which (i) more than fifty percent (50%) of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries; provided, however, Fidelity National Information Solutions, Inc., a Delaware corporation, shall be excluded from the definition of Subsidiary.

     "Superior Proposal" means a written proposal made by a Person other than FNF which is (A) for a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving, or any purchase or acquisition of, twenty-five percent (25%) or more of (i) any class of equity securities of ANFI or (ii) the consolidated assets of ANFI and its Subsidiaries, and which is (B) otherwise on terms which ANFI's Board of Directors by a majority vote determines in good faith (after consultation with its investment advisors and outside legal counsel) would result in a transaction, if consummated, that is more favorable to ANFI's shareholders, from a financial point of view (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including conditions to consummation (which shall not include a financing condition)) than the transactions contemplated hereby.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

TERMS                                                               SECTION
-----                                                         -------------------
Agreement of Merger.........................................  Section 2.2(b)
ANFI 10-K...................................................  Section 1.1
ANFI 10-Qs..................................................  Section 1.1

TERMS                                                               SECTION
-----                                                         -------------------
ANFI Employee Plans.........................................  Section 4.15(a)
ANFI ESPP...................................................  Section 3.4(d)
ANFI GAAP Financial Statements..............................  Section 4.8
ANFI Material Adverse Effect................................  Section 1.1
ANFI Option.................................................  Section 3.4(a)
ANFI Proxy Statement........................................  Section 1.1
ANFI Recommendation.........................................  Section 6.2
ANFI Returns................................................  Section 4.14
ANFI Securities.............................................  Section 4.5(b)
ANFI Shareholder Approval...................................  Section 4.20(a)
ANFI Shareholders Meeting...................................  Section 6.2
ANFI Warrant................................................  Section 3.4(b)
Burdensome Condition........................................  Section 8.1
Certificate.................................................  Section 3.3(b)
Closing.....................................................  Section 2.2(d)
Code........................................................  Recitals
Dissenting Shares...........................................  Section 3.5(a)
Effective Time..............................................  Section 2.2(b)
End Date....................................................  Section 10.1(b)(i)
Environmental Laws..........................................  Section 4.18(b)
ERISA.......................................................  Section 4.15(a)
Exchange Agent..............................................  Section 3.3(a)
Exchange Fund...............................................  Section 3.3(a)
Extended End Date...........................................  Section 10.1(b)(i)
FNF 10-K....................................................  Section 1.1
FNF 10-Qs...................................................  Section 1.1
FNF Employee Plans..........................................  Section 5.18(a)
FNF GAAP Financial Statements...............................  Section 5.8
FNF Material Adverse Effect.................................  Section 1.1
FNF Option..................................................  Section 3.4(a)
FNF Proxy Statement.........................................  Section 1.1
FNF Returns.................................................  Section 5.17
FNF Securities..............................................  Section 5.5(b)
FNF Warrant.................................................  Section 3.4(b)
GAAP........................................................  Section 4.8
HSR Act.....................................................  Section 4.3
JAMS........................................................  Section 11.9
Merger......................................................  Section 2.2(a)
Merger Consideration........................................  Section 3.1(b)
Senior Executive Cap........................................  Section 3.4(a)
Surviving Corporation.......................................  Section 2.2(a)
Surviving Corporation By-laws...............................  Section 2.3
Surviving Corporation Certificate...........................  Section 2.3

                                   ARTICLE II
                                   THE MERGER

     SECTION 2.1 The Merger Sub. Prior to the Effective Time, FNF shall elect the boards of directors and officers of the Merger Sub and cause the Merger Sub to take such other actions as are necessary or required for the purposes of effecting the transactions contemplated by this Agreement.

     SECTION 2.2 The Merger.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the GCL, ANFI shall be merged with and into Merger Sub at the Effective Time (the "Merger"). At the Effective Time, (i) the separate corporate existence of ANFI shall cease, and (ii) Merger Sub shall continue as the surviving corporation as a direct wholly-owned subsidiary of FNF (the "Surviving Corporation").

     (b) Not later than the second Business Day after satisfaction or, to the extent permitted hereby, waiver of the conditions set forth in Article IX (other than conditions that by their nature are to be satisfied at the Closing, but subject to those conditions), ANFI and the Merger Sub will file an agreement of merger (the "Agreement of Merger") with the Secretary of State of the State of California and make all other filings or recordings required by the GCL in connection with the Merger. The Merger shall become effective upon the filing of the Agreement of Merger with the Secretary of State of the State of California in accordance with the GCL or at such later time which the parties hereto shall have agreed upon and designated in such Agreement of Merger as the effective time of the Merger (the "Effective Time").

     (c) From and after the Effective Time, the Merger shall have the effects set forth in the GCL.

     (d) The closing of the Merger (the "Closing") shall be held at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Newport Beach, California (or such other place as agreed by the parties) at 9:00 a.m. California time on a date to be specified by the parties, which shall be no later than the second Business Day after satisfaction or, to the extent permitted hereby, waiver of the conditions set forth in Article IX (other than conditions that by their nature are to be satisfied at the Closing, but subject to those conditions), unless the parties hereto agree to another date or time.

     SECTION 2.3 Articles of Incorporation and By-laws of the Surviving Corporation. The articles of incorporation of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law (as so amended, the "Surviving Corporation Certificate"). The by-laws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law (as so amended, the "Surviving Corporation By-laws").

     SECTION 2.4 Board of Directors of the Surviving Corporation. Prior to the Effective Time, FNF shall cause the Merger Sub to adopt resolutions to constitute the Board of Directors of the Merger Sub and committees thereof from and after the Effective Time. From and after the Effective Time, the members of the Board of Directors, the committees of the Board of Directors and the composition of such committees shall be as set forth on or designated in accordance with the Surviving Corporation Certificate, the Surviving Corporation By-laws and such resolutions until the earlier of the resignation or removal of any individual set forth on or designated in accordance with the Surviving Corporation Certificate, the Surviving Corporation By-laws and such resolutions or until their respective successors are duly elected and qualified, as the case may be, or until as otherwise provided in the Surviving Corporation Certificate, the Surviving Corporation By-laws and such resolutions.

                                  ARTICLE III
                  CONVERSION OF SECURITIES AND RELATED MATTERS

     SECTION 3.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger:

          (a) Each ANFI Common Share held by ANFI as treasury stock or owned by FNF or any of its Subsidiaries immediately prior to the Effective Time shall be cancelled, and no payment shall be made in respect thereof.

          (b) Subject to Section 3.5 hereof, each Merger Share shall be cancelled and, at the Effective Time, shall be converted into the right to receive consideration (the "Merger Consideration") consisting of 0.4540 FNF Common Share and any payment for fractional shares as provided in Section
     3.2 hereof.

     SECTION 3.2 Fractional Shares; Adjustments.

     (a) No certificate or scrip representing fractional FNF Common Shares shall be issued upon the surrender for exchange of ANFI Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of FNF. Notwithstanding any other provision of this Agreement, each holder of ANFI Common Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a FNF Common Share (after taking into account all ANFI Common Shares delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a FNF Common Share multiplied by the FNF Common Share Closing Price, which the Board of Directors of FNF has determined to be the fair value of such shares.

     (b) If at any time during the period between December 13, 2002 and the Effective Time, any change in the outstanding shares of capital stock of FNF or ANFI, as applicable, or securities convertible or exchangeable into capital stock of FNF or ANFI, as applicable, shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock or cash dividend or distribution thereon (other than regular quarterly cash dividends) or a record date with respect to any of the foregoing shall occur during such period, the number of FNF Common Shares constituting the Merger Consideration shall be appropriately adjusted to provide to the holders of the FNF Common Shares and the ANFI Common Shares the same economic effect as contemplated by this Agreement prior to the consummation of such event. By way of example, if FNF declares a ten percent (10%) stock dividend, the Merger Consideration shall be adjusted to equal 0.4994 FNF Common Shares for each Merger Share (rather than 0.4540 FNF Common Shares for each Merger Share) together with any payment of cash for fractional shares.

     SECTION 3.3 Exchange of Certificates.

     (a) Exchange Agent. Promptly after the date hereof, FNF shall appoint a commercial bank or trust company reasonably acceptable to ANFI as an exchange agent (the "Exchange Agent") for the benefit of holders of ANFI Common Shares. At or immediately prior to the Effective Time, FNF shall deposit with the Exchange Agent, for exchange in accordance with this Section, through the Exchange Agent, (i) certificates evidencing the total number of FNF Common Shares to be issued in the Merger, and (ii) cash in the amount necessary to pay amounts due pursuant to Section 3.2(a) and Section 3.5 (such certificates for FNF Common Shares and such cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions in accordance with this Article III, deliver the FNF Common Shares and cash contemplated to be issued pursuant to this Article III out of the Exchange Fund. Except as contemplated by Section 3.3(e), Section 3.3(f) or Section 3.3(g) hereof, the Exchange Fund shall not be used for any other purpose.

     (b) Exchange Procedures. As promptly as practicable after the Effective Time, FNF shall send, or will cause the Exchange Agent to send, to each holder of record of ANFI Common Shares that were converted into the right to receive FNF Common Shares and cash in lieu of fractional shares pursuant this Article III, a letter of transmittal and instructions (which shall be in customary form and specify that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the ANFI Common Shares to the Exchange Agent), for use in the exchange contemplated by this Section. Upon surrender of a certificate representing

ANFI Common Shares to the Exchange Agent (a "Certificate"), together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole FNF Common Shares and cash which such holder has the right to receive pursuant to the provisions of this Article III (after giving effect to any required withholding tax). Until surrendered as contemplated by this Section, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration and unpaid dividends and distributions thereon, if any, as provided in this Article III. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by FNF, the posting by such Person of a bond, in such reasonable amount as FNF may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver, in exchange for such lost, stolen or destroyed Certificate, the proper amount of the Merger Consideration, together with any unpaid dividends and distributions on any such FNF Common Shares, as contemplated by this Article III.

     (c) Distributions with Respect to Unexchanged Shares. Whenever a dividend or other distribution is declared by FNF in respect of the FNF Common Shares, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all FNF Common Shares issuable pursuant to this Agreement. No dividends or other distributions declared or made after the Effective Time with respect to FNF Common Shares constituting part of the Merger Consideration shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder, until such Certificate is surrendered as provided in this Section. Following such surrender, there shall be paid, without interest, to the Person in whose name the FNF Common Shares have been registered
(i) at the time of such surrender, the amount of dividends or other distributions with a record date at or after the Effective Time previously paid or payable on the date of such surrender with respect to such whole FNF Common Shares, less the amount of any withholding taxes that may be required thereon, and (ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with a record date at or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole FNF Common Shares, less the amount of any withholding taxes which may be required thereon.

     (d) No Further Ownership Rights in ANFI Common Shares. As of the Effective Time, all ANFI Common Shares outstanding immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and each holder of a Certificate representing any such ANFI Common Shares shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such Certificate, the Merger Consideration. As of the Effective Time, the stock transfer books of ANFI shall be closed and there shall be no further registration of transfers on ANFI's stock transfer books of ANFI Common Shares outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates (other than the Certificate for the ANFI Common Stock described in Section 3.1(c)) are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section.

     (e) Return of Merger Consideration. Upon demand by FNF, the Exchange Agent shall deliver to FNF any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section that remains undistributed to holders of ANFI Common Shares one year after the Effective Time. Holders of Certificates who have not complied with this Section prior to such demand shall thereafter look only to FNF for payment of any claim to the Merger Consideration and dividends or distributions, if any, in respect thereof.

     (f) No Liability. Neither FNF nor the Exchange Agent shall be liable to any Person in respect of any ANFI Common Shares (or dividends or distributions with respect thereto) for any amounts paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (g) Withholding Rights. FNF shall be entitled to deduct and withhold from the Merger Consideration (and any dividends or distributions thereon) otherwise payable hereunder to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign income tax law. To the extent that FNF so withholds those amounts, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of ANFI Common Shares in respect of which such deduction and withholding was made by FNF.

     SECTION 3.4 ANFI Stock Options and Warrants.

     (a) At the Effective Time, each option to purchase ANFI Common Shares (each, a "ANFI Option") outstanding under any stock option or compensation plan or arrangement of ANFI, whether or not vested or exercisable, shall be assumed by FNF and shall retain its respective right to convert into a FNF Option, and shall cease to represent a right to acquire ANFI Common Shares and shall be automatically converted into an option (each, a "FNF Option") to acquire, on the same terms and conditions as were applicable under such ANFI Option, that number of FNF Common Shares determined by multiplying the number of ANFI Common Shares subject to such ANFI Option by 0.4540, subject to any adjustment as required in
Section 3.2(b) of this Agreement, with any fractional shares of FNF Common Shares resulting from such calculation being rounded down to the nearest whole share, at a price per share (rounded up to the nearest whole cent) equal to (x) the aggregate exercise price for the ANFI Common Shares covered by such ANFI Option divided by (y) the number of full FNF Common Shares covered by such FNF Option in accordance with the foregoing. Notwithstanding anything to the contrary in this Section 3.4, in no event shall FNF be required to assume ANFI Options held by each ANFI Senior Executive that would be exercisable, in the aggregate for each such ANFI Senior Executive, into more than 50,000 shares of FNF Common Shares upon the conversion set forth in this Section 3.4 (the "Senior Executive Cap"). FNF and ANFI shall cooperate in good faith with one another to determine which ANFI Options shall be assumed within the Senior Executive Cap (including without limitation based on compliance with the terms of the plans under which such options are granted and to minimize acceleration of such options).

     (b) At the Effective Time, each outstanding warrant to purchase ANFI Common Shares (each, an "ANFI Warrant"), whether or not vested or exercisable, shall cease to represent a right to acquire ANFI Common Shares and shall be converted into a warrant (each, a "FNF Warrant") to acquire, on the same terms and conditions as were applicable under such ANFI Warrant, that number of FNF Common Shares determined by multiplying the number of ANFI Common Shares subject to such ANFI Warrant by the Exchange Ratio, with any fractional shares of FNF Common Shares resulting from such calculation being rounded down to the nearest whole share, at a price per share (rounded up to the nearest whole cent) equal to (x) the aggregate exercise price for the ANFI Common Shares covered by such ANFI Warrant divided by (y) the number of full FNF Common Shares covered by such FNF Warrant in accordance with the foregoing.

     (c) [intentionally left blank]

     (d) At the Effective Time all ANFI employees will be eligible to become participants in the FNF ESPP with credit for time of service with ANFI and credit for time of participation in the ANFI Employee Stock Purchase Plan adopted September 29, 1999 by the Board of Directors of ANFI (the "ANFI ESPP") for all purposes including eligibility to participate in the FNF ESPP and to receive matching contributions pursuant to the FNF ESPP. At the Effective Time, all ANFI employees who are then participants in the ANFI ESPP shall automatically become participants in the FNF ESPP, and the ANFI ESPP will be terminated in accordance with its provisions.

     (e) Prior to the Effective Time, FNF and ANFI shall take all actions (including, if appropriate, amending the terms of ANFI's stock option plans and other compensation plans or arrangements of FNF and/or ANFI) that are necessary to give effect to the transactions contemplated by Sections 3.4(a) through (d).

     (f) At or prior to the Effective Time, FNF shall take all corporate action necessary to reserve for issuance a sufficient number of FNF Common Shares for delivery upon exercise of the FNF Options. At the Effective Time, FNF shall file a registration statement on Form S-8 (or any successor form), with respect to the FNF Common Shares subject to such FNF Options and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement(s), maintain the current status of the prospectus(es) contained therein and comply with all applicable state securities or "blue sky" laws for so long as such FNF Options remain outstanding.

     SECTION 3.5 Shares of Dissenting Shareholders.

     (a) Notwithstanding anything in this Agreement to the contrary, although the parties do not believe that any of the ANFI Common Shares qualify as "dissenting shares" under Chapter 13 of the GCL (relating to dissenters' rights), if Chapter 13 of the GCL is for some reason applicable, any ANFI Common Shares that are dissenting shares as defined in Chapter 13 of the GCL (the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Shareholders of the Dissenting Shares shall be entitled to receive the amounts determined in accordance with the provisions of the GCL. If, after the Effective Time, any such holder effectively withdraws the demand for appraisal or fails to preserve such right to appraisal, in either case pursuant to the GCL, such Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive, without any interest thereon, the Merger Consideration as to such shares.

     (b) Any payments relating to Dissenting Shares shall be made solely by the Surviving Corporation, and ANFI shall not make any payment with respect to, or settle or offer to settle with, the holders of Dissenting Shares without the prior consent of FNF. ANFI shall give FNF prompt notice of any demands received by ANFI for the payment of fair value for Dissenting Shares, and FNF shall have the right to direct all negotiations and proceedings with respect to Dissenting Shares.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF ANFI

     Except as disclosed in (i) the ANFI Disclosure Schedule attached hereto or
(ii) the ANFI SEC Documents filed prior to the date hereof, ANFI represents and warrants to FNF that:

     SECTION 4.1 Corporate Existence and Power. ANFI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has all corporate powers required to carry on its business as now conducted. ANFI is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have an ANFI Material Adverse Effect. ANFI has heretofore made available to FNF true and complete copies of ANFI's articles of incorporation and by-laws as currently in effect.

     SECTION 4.2 Corporate Authorization. The execution, delivery and performance by ANFI of this Agreement and the consummation by ANFI of the transactions contemplated hereby are within ANFI's corporate powers and, except for the ANFI Shareholder Approval, have been duly authorized by all necessary corporate action. Assuming that this Agreement constitutes the valid and binding obligation of FNF, this Agreement constitutes a valid and binding agreement of ANFI, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies and to general principles of equity.

     SECTION 4.3 Governmental Authorization. The execution, delivery and performance by ANFI of this Agreement and the consummation by ANFI of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity other than (a) the filing of the Agreement of Merger in accordance with the GCL; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") or decrees thereunder applicable to ANFI; (c) compliance with any applicable requirements of the Securities Act and the Exchange Act; (d) such as may be required under any applicable state securities or "blue sky" laws; (e) filings listed on Section 4.3(e) of the ANFI Disclosure Schedule; (f) compliance with any applicable Environmental Laws or state environmental property transfer laws; and (g) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not, individually or in the aggregate, (x) be reasonably likely to have an ANFI Material Adverse Effect, or (y) prevent or materially impair the ability of ANFI to consummate the transactions contemplated by this Agreement.

     SECTION 4.4 Non-Contravention. Except as set forth on Section 4.4 of the ANFI Disclosure Schedule, the execution, delivery and performance by ANFI of this Agreement and the consummation by ANFI of the transactions contemplated hereby do not and will not (a) contravene or conflict with ANFI's articles of incorporation or by-laws, (b) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to ANFI or any of its Subsidiaries, (c) constitute a breach or default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of ANFI or any of its Subsidiaries or to a loss of any benefit or status to which ANFI or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon ANFI or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by ANFI or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien on any asset of ANFI or any of its Subsidiaries other than, in the case of each of (b), (c) and (d), any such items that would not, individually or in the aggregate (x) be reasonably likely to have an ANFI Material Adverse Effect or (y) prevent or materially impair the ability of ANFI to consummate the transactions contemplated by this Agreement.

     SECTION 4.5  Capitalization.

     (a) The authorized capital stock of ANFI consists of 50,000,000 ANFI Common Shares and no shares of preferred stock. As of December 31, 2002, there were outstanding (i) 9,549,919 ANFI Common Shares, (ii) stock options (or binding obligations to issue stock options) to purchase an aggregate of up to 2,989,456 ANFI Common Shares, (iii) warrants (or binding obligations to issue warrants) to purchase an aggregate of up to 42,969 ANFI Common Shares (of which warrants to purchase an aggregate of 42,969 ANFI Common Shares were currently exercisable), and (iv) rights to purchase ANFI Common Shares pursuant to the ANFI ESPP. All outstanding shares of capital stock of ANFI have been duly authorized and validly issued and are fully paid and nonassessable.

     (b) As of the date hereof, except (i) as set forth in this Section, (ii) for issuances of options pursuant to the ANFI Employee Plans in the ordinary course of business which were approved unanimously by the Board of Directors of ANFI and which have been heretofore disclosed to FNF, (iii) for issuances of ANFI Common Shares since January 9, 2003 pursuant to the ANFI ESPP in accordance with its present terms, (iii) for changes since January 9, 2003 resulting from the exercise of stock options, and (iv) for the rights of directors and employees of ANFI and its Subsidiaries pursuant to ANFI Employee Plans as in effect on the date hereof, there are no outstanding (x) shares of capital stock or other voting securities of ANFI, (y) securities of ANFI convertible into or exchangeable for shares of capital stock or voting securities of ANFI, and (z) options or other rights to acquire from ANFI, and there is no obligation of ANFI to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of ANFI (the items in clauses (x), (y) and (z) being referred to collectively as the "ANFI Securities"). There are no outstanding obligations of ANFI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any ANFI Securities. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, shall result in the acceleration of vesting of any ANFI Option or otherwise result in any change to the terms of any ANFI Option other than the conversion set forth in Section 3.4.

     SECTION 4.6  Subsidiaries.

     (a) Each Subsidiary of ANFI is a corporation duly incorporated or an entity duly organized, and is validly existing and in good standing, under the laws of its jurisdiction of incorporation or organization, has all powers and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, in each case with such exceptions as, individually or in the aggregate, would not be reasonably likely to have an ANFI Material Adverse Effect.

     (b) All of the outstanding shares of capital stock of, or other ownership interest in, each Subsidiary of ANFI has been validly issued and is fully paid and nonassessable. All of the outstanding capital stock of, or other ownership interest, which is owned, directly or indirectly, by ANFI in, each of its Subsidiaries is owned free and clear of any Lien and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) with such exceptions as, individually or in the aggregate, would not be reasonably likely to have an ANFI Material Adverse Effect. There are no outstanding (i) securities of ANFI or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any of its Subsidiaries, (ii) options, warrants or other rights to acquire from ANFI or any of its Subsidiaries, and no other obligation of ANFI or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any of its Subsidiaries or (iii) obligations of ANFI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of any of its Subsidiaries or any capital stock of, or other ownership interests in, any of its Subsidiaries.

     SECTION 4.7  The ANFI SEC Documents.

     (a) ANFI has made available to FNF the ANFI SEC Documents. ANFI has filed all reports, filings, registration statements and other documents required to be filed by it with the SEC since December 31, 2000. No Subsidiary of ANFI is required to file any form, report, registration statement or prospectus or other document with the SEC.

     (b) As of its filing date, each ANFI SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be.

     (c) No ANFI SEC Document filed pursuant to the Exchange Act contained, as of its filing date or mailing date, as applicable, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No ANFI SEC Document filed pursuant to the Securities Act, as amended or supplemented, if applicable, contained, as of the date such document or amendment became effective, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 4.8 Financial Statements. The consolidated financial statements included in the ANFI 10-K and the ANFI 10-Qs (the "ANFI GAAP Financial Statements") fairly present in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto and except that the unaudited interim financial statements may lack footnotes), the consolidated financial position of ANFI and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     SECTION 4.9 No Material Undisclosed Liabilities. As of the date hereof and except as set forth in Section 4.9 of the ANFI Disclosure Schedule, there are no liabilities of ANFI or of any Subsidiary of ANFI of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, in each case, that are required by GAAP to be set forth on a consolidated balance sheet of ANFI, other than:

          (i) liabilities or obligations disclosed or provided for in the ANFI GAAP Financial Statements or disclosed in the notes thereto; and

          (ii) liabilities or obligations incurred or arising in the ordinary course of business after the date of the ANFI balance sheet included in the ANFI 10-Q relating to the quarter ended September 30, 2002 or arising under this Agreement or incurred in connection with the transactions contemplated hereby; and

          (iii) other liabilities or obligations, which, individually or in the aggregate, would not be reasonably likely to have an ANFI Material Adverse Effect.

     SECTION 4.10  Information to Be Supplied.

     (a) The information to be supplied in writing by ANFI expressly for inclusion or incorporation by reference in the Proxy Statement/Prospectus will
(i) in the case of the Registration Statement, at the time it becomes effective, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) in the case of the remainder of the Proxy Statement/Prospectus, at the time of the mailing thereof and at the time of the ANFI Shareholders Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply (with respect to information relating to ANFI) as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

     (b) Notwithstanding the foregoing, ANFI makes no representation or warranty with respect to any statements made or incorporated by reference in the Proxy Statement/Prospectus based on information supplied in writing by FNF expressly for use therein.

     SECTION 4.11 Absence of Certain Changes. Since December 31, 2001, except as disclosed in the ANFI SEC Documents, disclosed on Section 4.11 of the ANFI Disclosure Schedule, or as contemplated by this Agreement, ANFI and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

          (a) any action, event, occurrence, development, change in method of doing business, or state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably likely to have an ANFI Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any ANFI Common Shares (other than regular quarterly cash dividends) or any repurchase, redemption or other acquisition by ANFI or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, ANFI or any of its Subsidiaries (other than any repurchases of ANFI Common Shares made prior to the date hereof pursuant to ANFI's publicly announced stock repurchase programs);

          (c) any transaction or commitment made by, or any contract, agreement or settlement entered into by, or any judgment, order or decree to which ANFI or any of its Subsidiaries is a party which relates to its assets or business (including without limitation the acquisition or disposition of any assets) or any relinquishment by ANFI or any of its Subsidiaries of any contract or other right, in either case, material to ANFI and its Subsidiaries taken as a whole, other than transactions, commitments, contracts, agreements or settlements (including, without limitation, settlements of litigation and tax proceedings) in the ordinary course of business consistent with past practice, contemplated by this Agreement, or agreed to in writing by FNF; or

          (d) any change by ANFI in accounting principles or methods (other than as required by GAAP or Regulation S-X of the Exchange Act).

     SECTION 4.12 Transactions with Affiliates. Except as disclosed in the ANFI Proxy Statement and except as contemplated hereby (including the ANFI Disclosure Schedule), none of ANFI nor any of its Affiliates is an officer, director, employee, consultant, distributor, supplier or vendor of, or is party to any contract with, ANFI or any of its Subsidiaries that would be required to be disclosed in a proxy statement filed by ANFI pursuant to the Exchange Act.

     SECTION 4.13 Litigation. Except as disclosed in Section 4.13 of the ANFI Disclosure Schedule, there is no action, suit, investigation, arbitration or proceeding pending against, or to the Knowledge of ANFI threatened against, ANFI or any of its Subsidiaries or any of their respective assets or properties before any arbitrator or Governmental Entity that, individually or in the aggregate, would be reasonably likely to result in liability to ANFI or such Subsidiaries in excess of $100,000.

     SECTION 4.14 Taxes. (a) All material tax returns, statements, reports and forms (collectively, the "ANFI Returns") required to be filed with any taxing authority by, or with respect to, ANFI and its

Subsidiaries were filed on a timely basis and were true, complete and correct except to the extent that the failure to file or be true, complete and correct would not, individually or in the aggregate, have an ANFI Material Adverse Effect; (b) ANFI and its Subsidiaries have timely paid all material taxes (which for purposes of this Section 4.14 shall include interest, penalties and additions to tax with respect thereto) shown as due and payable on the ANFI Returns (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the ANFI Balance Sheet) except to the extent that the failure to pay would not, individually or in the aggregate, have an ANFI Material Adverse Effect; (c) ANFI and its Subsidiaries have made provision for all material taxes payable by them for which no ANFI Return has yet been filed except for inadequately reserved taxes that would not, individually or in the aggregate, have an ANFI Material Adverse Effect; (d) no taxing authority has asserted or initiated (or, to the Knowledge of ANFI, threatened to assert or initiate) in writing any action, suit, proceeding or claim against ANFI or any of its Subsidiaries that, individually or in the aggregate, would have an ANFI Material Adverse Effect; (e) there is no application pending for approval of a change in accounting methods; (f) except as set forth in Section 4.14 of the ANFI Disclosure Schedule or for any year for which the applicable statute of limitations has expired, neither ANFI nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which ANFI was the common parent; (g) except as set forth in Section 4.14 of the ANFI Disclosure Schedule or for any year for which the applicable statute of limitations has expired, neither ANFI nor any of its Subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to taxes or to compensate any third party for any tax payment or tax liability under a tax sharing or similar agreement; and (h) neither ANFI nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement or other arrangement that under any circumstances could obligate it to make any payments that will not be deductible under Code Section 280G or 162(M).

     SECTION 4.15  Employees and Employee Benefits.

     (a) ANFI has made available to FNF each material "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), each material employment, severance or similar contract, plan, arrangement or policy and each other material plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation or insurance coverage (including any self-insured arrangements and, if applicable, related trust agreements), all amendments thereto and the most recent written summary descriptions thereof, together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan, which is maintained, administered or contributed to by ANFI or any of its Subsidiaries and covers any employee or former employee of ANFI or any of its Subsidiaries. Such plans are referred to collectively herein as the "ANFI Employee Plans."

     (b) Each ANFI Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the Internal Revenue Service stating that it is so qualified and, to the Knowledge of ANFI, nothing has occurred since the date of such letter that would cause it to be revoked, whether prospectively or retroactively. ANFI will make available upon request to FNF copies of the most recent Internal Revenue Service determination letters with respect to each such ANFI Employee Plan. Each ANFI Employee Plan has been administered in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such ANFI Employee Plan except as would not be reasonably likely to have an ANFI Material Adverse Effect.

     (c) Except as described on Section 4.15(c) of the ANFI Disclosure Schedule and, to the Knowledge of ANFI, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any ANFI Employee Plan, employment or severance agreement to which ANFI or any of its Subsidiaries is a party, trust or loan that will or may result in any material payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, executive or director of ANFI or any of its Subsidiaries.

     (d) Except as set forth on Section 4.15(a) of the ANFI Disclosure Schedule and, to the Knowledge of ANFI, neither ANFI nor any of its Subsidiaries maintains or contributes to any ANFI Employee Plan which provides, or has any liability to provide, life insurance, medical or other welfare benefits to any employee(s) upon their retirement or termination of employment, except as required by Section 601 of ERISA and Section 4980B of the Code.

     (e) To the Knowledge of ANFI, there has been no amendment to, written interpretation or announcement (whether or not written) relating to any ANFI Employee Plan which would increase materially the expense of maintaining such ANFI Employee Plans in the aggregate above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2001.

     (f) To the Knowledge of ANFI, ANFI and each of its Subsidiaries is in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, wages, hours and withholding except as would not be reasonably likely to have an ANFI Material Adverse Effect.

     SECTION 4.16 Compliance with Laws. ANFI and its Subsidiaries have all licenses, permits and qualifications necessary to conduct their businesses and own their properties in each jurisdiction in which ANFI or its Subsidiaries currently do business or own property, or in which such license, permit or qualification is otherwise required, except where the failure to have such licenses, permits and qualifications would not have an ANFI Material Adverse Effect. ANFI and its Subsidiaries have complied in all material respects with all laws, regulations and orders applicable to their businesses and the present use by ANFI and its Subsidiaries of their respective properties, and the business conducted by ANFI and its Subsidiaries, does not violate in any material respect any such laws, regulations or orders, and ANFI and its Subsidiaries have timely filed all reports and returns required by law, rule, regulation or policy of any regulatory authority and all such returns and reports are true and correct in all material respects, and there are no material deficiencies with respect to such filings or submissions, except where the failure to so comply would not have an ANFI Material Adverse Effect.

     SECTION 4.17 Directors' and Officers' Insurance Policies. Section 4.17 of the ANFI Disclosure Schedule describes ANFI's directors' and officers' insurance policies as in effect on the date hereof. ANFI has not received any notice of cancellation or termination of such directors' and officers' insurance policy and such insurance policy is valid and enforceable.

     SECTION 4.18 Environmental Matters.

     (a) With such exceptions as, individually or in the aggregate, would not be reasonably likely to have an ANFI Material Adverse Effect, (i) no written notice, notification, demand, request for information, citation, summons, complaint or order has been received or made by, and no investigation, action, claim, suit, proceeding or review is pending or, the Knowledge of ANFI, threatened by any Person against, ANFI or any of its Subsidiaries, with respect to any applicable Environmental Law, (ii) ANFI and its Subsidiaries are and have been in compliance in all material respects with all applicable Environmental Laws and (iii) there are no liabilities or obligations of ANFI or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, direct or indirect, determined, determinable or otherwise, arising under or relating to any Environmental Law (including, without limitation, liabilities or obligations relating to divested properties or businesses or predecessor entities), and there are no facts, conditions, situations or set of circumstances that have resulted or could reasonably be expected to result in or be the basis for any such liabilities or obligations which would have an ANFI Material Adverse Effect.

     (b) For purposes of this Agreement, the term "Environmental Laws" means any international, national, provincial, regional, federal, state, local, municipal and foreign statutes, laws (including, without limitation, common law), judicial decisions, decrees, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits or governmental agreements or other requirements relating to human health and safety, to the environment, including, without limitation, natural resources, or to pollutants, contaminants, wastes, or chemicals, petroleum products, by-products or additives, asbestos, asbestos-containing material,

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

polychlorinated biphenyls, radioactive material, hazardous substances or wastes, or any other substance (including any product) regulated as harmful or potentially harmful to human health or the environment.

     SECTION 4.19 Finders' Fees; Opinion of Financial Advisor.

     (a) Except as set forth on Section 4.19 of the ANFI Disclosure Schedule, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from ANFI, the Surviving Corporation or any of their respective Affiliates in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of ANFI. Prior to the date hereof, ANFI has provided to FNF true and correct information regarding fees set forth on Section 4.19 of the ANFI Disclosure Schedule.

     (b) ANFI has received the opinion, dated January 9, 2003, of Houlihan, Lokey, Howard & Zukin to the effect that, as of such date and subject to the exceptions stated therein, the Merger Consideration was fair from a financial point of view to the holders of ANFI Common Shares (other than FNF and its Affiliates), a copy of which opinion has been made available to FNF.

     SECTION 4.20 Required Vote; Board Approval.

     (a) The only vote of the holders of any class or series of capital stock of ANFI required by law, rule or regulation to approve this Agreement, the Merger and/or any of the other transactions contemplated hereby is the affirmative vote (the "ANFI Shareholder Approval") of the holders of a majority of the outstanding ANFI Common Shares in favor of the adoption and approval of this Agreement and the Merger.

     (b) ANFI's Board of Directors has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of ANFI and its shareholders, (b) approved this Agreement and the transactions contemplated hereby and (c) resolved (subject to Section 6.2) to recommend to such shareholders that they vote in favor of adopting and approving this Agreement and the Merger in accordance with the terms hereof.

                                   ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF FNF AND MERGER SUB

     Except as disclosed in (i) the FNF Disclosure Schedule attached hereto or
(ii) the FNF SEC Documents filed prior to the date hereof, FNF and Merger Sub jointly and severally represent and warrant to ANFI that:

     SECTION 5.1 Corporate Existence and Power. Each of FNF and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the State of California, respectively, and has all corporate powers required to carry on its business as now conducted. Each of FNF and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a FNF Material Adverse Effect. FNF has heretofore made available to ANFI true and complete copies of FNF's certificate of incorporation and by-laws as currently in effect. Merger Sub has heretofore made available to ANFI true and complete copies of Merger Sub's articles of incorporation and by-laws as currently in effect.

     SECTION 5.2 Corporate Authorization. The execution, delivery and performance by FNF and Merger Sub of this Agreement and the consummation by FNF and Merger Sub of the transactions contemplated hereby are within the respective corporate powers of FNF and Merger Sub and have been duly authorized by all necessary corporate action. Assuming that this Agreement constitutes the valid and binding obligation of ANFI, this Agreement constitutes a valid and binding agreement of FNF and Merger Sub, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies and to general principles of equity.

     SECTION 5.3 Governmental Authorization. The execution, delivery and performance by FNF and Merger Sub of this Agreement, and the consummation by FNF and Merger Sub of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity other than (a) the filing of the Agreement of Merger in accordance with the GCL; (b) compliance with any applicable requirements of the HSR Act; (c) compliance with any applicable requirements of the Securities Act and the Exchange Act; (d) such as may be required under any applicable state securities or "blue sky" laws; (e) filings listed on Section 5.3(e) of the FNF Disclosure Schedule; (f) compliance with any applicable Environmental Laws or state environmental property transfer laws; and
(g) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not, individually or in the aggregate, (i) be reasonably likely to have a FNF Material Adverse Effect, or (ii) prevent or materially impair the ability of FNF or Merger Sub to consummate the transactions contemplated by this Agreement.

     SECTION 5.4 Non-Contravention. Except as set forth on Section 5.4 of the FNF Disclosure Schedule, the execution, delivery and performance by FNF and Merger Sub of this Agreement and the consummation by FNF and Merger Sub of the transactions contemplated hereby do not and will not (a) contravene or conflict with the certificate of incorporation or by-laws of FNF, (b) contravene or conflict with the articles of incorporation or by-laws of Merger Sub, (c) assuming compliance with the matters referred to in Section 5.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to FNF, Merger Sub or any of FNF's Subsidiaries, (d) constitute a breach or default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of FNF, Merger Sub or any of FNF's Subsidiaries or to a loss of any benefit or status to which FNF, Merger Sub or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon FNF, Merger Sub or any of FNF's Subsidiaries or any license, franchise, permit or other similar authorization held by FNF, Merger Sub or any of FNF's Subsidiaries, or (e) result in the creation or imposition of any Lien on any asset of FNF, Merger Sub or any of FNF's Subsidiaries other than, in the case of each of (c), (d) and (e), any such items that would not, individually or in the aggregate, (x) be reasonably likely to have a FNF Material Adverse Effect or (y) prevent or materially impair the ability of FNF or Merger Sub to consummate the transactions contemplated by this Agreement.

     SECTION 5.5 Capitalization of FNF and Merger Sub.

     (a) The authorized capital stock of FNF consists of 150,000,000 FNF Common Shares, and 3,000,000 shares of preferred stock, $0.0001 par value per share. As of January 7, 2003, there were outstanding (i) 97,218,929 FNF Common Shares,
(ii) no shares of FNF preferred stock, (iii) no convertible debt securities convertible for FNF Common Shares, (iv) stock options to purchase an aggregate of 9,307,974 FNF Common Shares (of which options to purchase an aggregate of 7,175,151 FNF Common Shares were vested and exercisable), and (v) rights to purchase FNF Common Shares pursuant to the FNF Employee Stock Purchase Plan. All outstanding shares of capital stock of FNF have been duly authorized and validly issued and are fully paid and nonassessable.

     (b) As of the date hereof, except (i) as set forth in this Section, (ii) for changes since January 7, 2003 resulting from the grant of stock options under FNF Employee Plans in the ordinary course of business consistent with past practice and the exercise of stock options outstanding on such date and (iii) for issuances of FNF Common Shares since January 7, 2003 pursuant to FNF's Employee Stock Purchase Plan in accordance with its present terms, there are no outstanding (x) shares of capital stock or other voting securities of FNF, (y) securities of FNF convertible into or exchangeable for shares of capital stock or voting securities of FNF, and (z) options or other rights to acquire from FNF, and no obligation of FNF to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of FNF (the items in clauses (x), (y) and (z) being referred to collectively as the "FNF Securities"). There are no outstanding obligations of FNF, Merger Sub or any of FNF's Subsidiaries to repurchase, redeem or otherwise acquire any FNF Securities.

     (c) The FNF Common Shares to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued, fully paid and nonassessable and free of any preemptive or other similar right.

     (d) The authorized capital stock of Merger Sub consists of 1000 shares of Merger Sub common stock, no par value per share. As of January 9, 2003, there were outstanding 100 shares of Merger Sub common stock. All outstanding shares of capital stock of Merger Sub have been duly authorized and validly issued and are fully paid and nonassessable.

     SECTION 5.6 Subsidiaries.

     (a) Each Subsidiary of FNF is a corporation duly incorporated or an entity duly organized, and is validly existing and in good standing, under the laws of its jurisdiction of incorporation or organization, has all powers and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, in each case with such exceptions as, individually or in the aggregate, would not be reasonably likely to have a FNF Material Adverse Effect.

     (b) All of the outstanding shares of capital stock of, or other ownership interest in, each Subsidiary of FNF has been validly issued and is fully paid and nonassessable. All of the outstanding capital stock of, or other ownership interest, which is owned, directly or indirectly, by FNF in, each of its Subsidiaries is owned free and clear of any Lien and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) with such exceptions as, individually or in the aggregate, would not be reasonably likely to have a FNF Material Adverse Effect. There are no outstanding (i) securities of FNF, Merger Sub or any of FNF's Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any of FNF's Subsidiaries,
(ii) options, warrants or other rights to acquire from FNF, Merger Sub or any of FNF's Subsidiaries, and no other obligation of FNF, Merger Sub or any of FNF's Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any of its Subsidiaries or (iii) obligations of FNF, Merger Sub or any of FNF's Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of any of its Subsidiaries or any capital stock of, or other ownership interests in, any of its Subsidiaries.

     SECTION 5.7 FNF SEC Documents.

     (a) FNF has made available to ANFI the FNF SEC Documents. FNF has filed all reports, filings, registration statements and other documents required to be filed by it with the SEC since December 31, 2000. No Subsidiary of FNF is required to file any form, report, registration statement or prospectus or other document with the SEC.

     (b) As of its filing date, each FNF SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be.

     (c) No FNF SEC Document filed pursuant to the Exchange Act contained, as of its filing date or mailing date, as applicable, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No FNF SEC Document filed pursuant to the Securities Act, as amended or supplemented, if applicable, contained, as of the date such document or amendment became effective, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 5.8 Financial Statements. The consolidated financial statements of FNF included in the FNF 10-K and FNF 10-Qs (the "FNF GAAP Financial Statements") fairly present in all material respects, in conformity with GAAP (except as may be indicated in the notes thereto and except that the unaudited interim financial statements may lack footnotes), the consolidated financial position of FNF and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     SECTION 5.9 No Material Undisclosed Liabilities. As of the date hereof and except as set forth in Section 5.9 of the FNF Disclosure Schedule, there are no liabilities of FNF, Merger Sub or of any Subsidiary of FNF of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, in each case, that are required by GAAP to be set forth on a consolidated balance sheet of FNF, other than:

          (i) liabilities or obligations disclosed or provided for in the FNF GAAP Financial Statements or disclosed in the notes thereto;

          (ii) liabilities or obligations incurred or arising in the ordinary course of business after the date of the FNF balance sheet included in the FNF 10-Q relating to the quarter ended September 30, 2002 or arising under this Agreement or incurred in connection with the transactions contemplated hereby; and

          (iii) other liabilities or obligations, which, individually or in the aggregate, would not be reasonably likely to have a FNF Material Adverse Effect.

     SECTION 5.10 Information to Be Supplied.

     (a) The information to be supplied in writing by FNF or Merger Sub expressly for inclusion or incorporation by reference in the Proxy Statement/Prospectus will (i) in the case of the Registration Statement, at the time it becomes effective, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) in the case of the remainder of the Proxy Statement/Prospectus, at the time of the mailing thereof and at the time of the ANFI Shareholders Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply (with respect to information relating to FNF or Merger Sub) as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

     (b) Notwithstanding the foregoing, FNF and Merger Sub make no representation or warranty with respect to any statements made or incorporated by reference in the Proxy Statement/Prospectus based on information supplied in writing by ANFI expressly for use therein.

     SECTION 5.11 Absence of Certain Changes. Since December 31, 2001, except as disclosed in the FNF SEC Documents, disclosed on Section 5.11 of the FNF Disclosure Schedule, or as contemplated by this Agreement, FNF, Merger Sub and FNF's Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been any action taken by FNF that, individually or in the aggregate, has had or would be reasonably likely to have a FNF Material Adverse Effect.

     SECTION 5.12 Transactions with Affiliates. Except as disclosed in the FNF Proxy Statement, none of FNF or any of its Affiliates is an officer, director, employee, consultant, distributor, supplier or vendor of, or is party to any contract with, FNF, Merger Sub or any of FNF's Subsidiaries that would be required to be disclosed in a proxy statement filed by FNF pursuant to the Exchange Act.

     SECTION 5.13 Litigation. Except as disclosed in Section 5.13 of the FNF Disclosure Schedule or in the FNF SEC Documents, there is no action, suit, investigation, arbitration or proceeding pending against, or to the Knowledge of FNF or Merger Sub threatened against, FNF, Merger Sub or any of FNF's Subsidiaries or any of their respective assets or properties before any arbitrator or Governmental Entity that, individually or in the aggregate, would be reasonably likely to result in a FNF Material Adverse Effect.

     SECTION 5.14 Compliance with Laws. FNF, Merger Sub and FNF's Subsidiaries have all licenses, permits and qualifications necessary to conduct their businesses or own their properties in each jurisdiction in which FNF, Merger Sub or FNF's Subsidiaries currently do business or own property, or in which such license, permit or qualification is otherwise required, except where the failure to have such licenses, permits and qualifications would not have a FNF Material Adverse Effect. Except as disclosed on Section 5.14 of the FNF Disclosure Schedule, FNF, Merger Sub and FNF's Subsidiaries have complied in all material respects with all laws, regulations and orders applicable to their businesses and the present use by FNF, Merger Sub and FNF's Subsidiaries of their respective properties, and the business conducted by FNF, Merger Sub and FNF's Subsidiaries, does not violate in any material respect any such laws, regulations or orders, and FNF, Merger Sub and FNF's Subsidiaries have timely filed all reports and returns required by law, rule, regulation or policy of any regulatory authority and all such returns and reports are true and correct in all material respects, and there are no material deficiencies with respect to such filings or submissions, except where the failure to so comply would not have a FNF Material Adverse Effect.

     SECTION 5.15 Finders' Fees; Opinion of Financial Advisor. There is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of FNF or Merger Sub.

     SECTION 5.16 Required Vote; Board Approval.

     (a) There is no vote of the holders of any class or series of capital stock of FNF required by law, rule or regulation to approve this Agreement, the Merger and/or any of the other transactions contemplated hereby; subject to the accuracy of the capitalization representation set forth in Section 4.5 and ANFI's compliance with the covenant set forth in Section 6.1(d) .

     (b) FNF's Board of Directors has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of FNF and its stockholders and (b) approved this Agreement and the transactions contemplated hereby.

     SECTION 5.17 Taxes. (a) All material tax returns, statements, reports and forms (collectively, the "FNF Returns") required to be filed with any taxing authority by, or with respect to, FNF and its Subsidiaries were filed on a timely basis and were true, complete and correct except to the extent that the failure to file or be true, complete and correct would not, individually or in the aggregate, have a FNF Material Adverse Effect; (b) FNF and its Subsidiaries have timely paid all material taxes (which for purposes of this Section 5.17 shall include interest, penalties and additions to tax with respect thereto) shown as due and payable on the FNF Returns (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the FNF Balance Sheet) except to the extent that the failure to pay would not, individually or in the aggregate, have a FNF Material Adverse Effect; (c) FNF and its Subsidiaries have made provision for all material taxes payable by them for which no FNF Return has yet been filed except for inadequately reserved taxes that would not, individually or in the aggregate, have a FNF Material Adverse Effect; (d) no taxing authority has asserted or initiated (or, to the Knowledge of FNF or Merger Sub, threatened to assert or initiate) in writing any action, suit, proceeding or claim against FNF or any of its Subsidiaries that, individually or in the aggregate, would have a FNF Material Adverse Effect; (e) there is no application pending for approval of a change in accounting methods;
(f) except as set forth in Section 5.17 of the FNF Disclosure Schedule or for any year for which the applicable statute of limitations has expired, neither FNF nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which FNF was the common parent; and (g) except as set forth in Section 5.17 of the FNF Disclosure Schedule or for any year for which the applicable statute of limitations has expired, neither FNF nor any of its Subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to taxes or to compensate any third party for any tax payment or tax liability under a tax sharing or similar agreement.

     SECTION 5.18 Employees and Employee Benefits.

     (a) Each of FNF and Merger Sub has made available to ANFI each material "employee benefit plan," as defined in Section 3(3) of ERISA, each material employment, severance or similar contract, plan, arrangement or policy and each other material plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation or insurance coverage (including any self-insured arrangements and, if applicable, related trust agreements), all amendments thereto and the most recent written summary descriptions thereof, together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan, which is maintained, administered or contributed to by FNF, Merger Sub or any of FNF's Subsidiaries and covers any employee or former employee of FNF, Merger or any of FNF's Subsidiaries. Such plans are referred to collectively herein as the "FNF Employee Plans."

     (b) Each FNF Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the Internal Revenue Service stating that it is so qualified and, nothing has occurred since the date of such letter that would cause it to be revoked, whether prospectively or retroactively. FNF will make available upon request to ANFI copies of the most recent Internal Revenue Service determination letters with respect to each such FNF Employee Plan. Each FNF Employee Plan has been administered in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such FNF Employee Plan except as would not be reasonably likely to have a FNF Material Adverse Effect.

     (c) Except as described on Section 5.18(c) of the FNF Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any FNF Employee Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, executive or director of FNF or any of its Subsidiaries which would have a FNF Material Adverse Effect.

     (d) Except as set forth on Section 5.18(a) of the FNF Disclosure Schedule, neither FNF nor any of its Subsidiaries maintains or contributes to any FNF Employee Plan which provides, or has any liability to provide, life insurance, medical or other welfare benefits to any employee(s) upon their retirement or termination of employment, except as required by Section 601 of ERISA and
Section 4980B of the Code.

     (e) There has been no amendment to, written interpretation or announcement (whether or not written) relating to any FNF Employee Plan which would increase materially the expense of maintaining such FNF Employee Plans in the aggregate above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2001.

     (f) FNF and each of its Subsidiaries is in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, wages, hours and withholding except as would not be reasonably likely to have a FNF Material Adverse Effect.

     SECTION 5.19 Environmental Matters.

     (a) With such exceptions as, individually or in the aggregate, would not be reasonably likely to have a FNF Material Adverse Effect, (i) no written notice, notification, demand, request for information, citation, summons, complaint or order has been received or made by, and no investigation, action, claim, suit, proceeding or review is pending or, the Knowledge of FNF, threatened by any Person against, FNF or any of its Subsidiaries, with respect to any applicable Environmental Law, (ii) FNF and its Subsidiaries are and have been in compliance in all material respects with all applicable Environmental Laws and (iii) there are no liabilities or obligations of FNF or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, direct or indirect, determined, determinable or otherwise, arising under or relating to any Environmental Law (including, without limitation, liabilities or obligations relating to divested properties or businesses or predecessor entities), and there are no facts, conditions, situations or set of circumstances that have resulted or could reasonably be expected to result in or be the basis for any such liabilities or obligations which would have a FNF Material Adverse Effect.

     SECTION 5.20 Shareholder Consent. FNF's vote as the sole shareholder of Merger Sub is the only vote required of any class or series of capital stock of Merger Sub required by law, rule, regulation to approve this Agreement, the Merger and/or any of the other transactions contemplated hereby.

     SECTION 5.21 Assets and Liabilities. Merger Sub is a newly-formed, wholly-owned subsidiary of FNF. FNF formed Merger Sub on January 8, 2003 solely to effect the Merger. Merger Sub has not conducted any business during any period of its existence and does not and will not as of the Closing have any assets or liabilities.

                                   ARTICLE VI
                               COVENANTS OF ANFI

     ANFI agrees that:

     SECTION 6.1 ANFI Interim Operations. Except as set forth in the ANFI Disclosure Schedule or as otherwise expressly contemplated hereby, without the prior consent of FNF (which consent shall not be unreasonably withheld or delayed), from the date hereof until the Effective Time, ANFI shall, and shall cause each of its Subsidiaries to, conduct their business in all material respects in the ordinary course consistent with past practice and shall use commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain in effect all material licenses, approvals and authorizations, including, without limitation, all material licenses and permits that are required by applicable Laws and Environmental Laws for ANFI or any of its Subsidiaries to carry on its business and (iii) preserve existing relationships with its key employees, its key agents, and its material customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing, except as set forth in Section 6.1 of the ANFI Disclosure Schedule or as otherwise expressly contemplated by this Agreement, from the date hereof until the Effective Time, without the prior consent of FNF (which consent shall not be unreasonably withheld or delayed), ANFI shall not, nor shall it permit any of its Subsidiaries to:

          (a) amend its articles of incorporation or by-laws;

          (b) take any action that would prevent or materially impair the ability of ANFI to consummate the transactions contemplated by this Agreement, including actions that would be reasonably likely to prevent or materially impair the ability of ANFI, FNF or any of their Subsidiaries to obtain any consent, registration, approval, permit or authorization required to be obtained from any Governmental Entity prior to the Effective Time in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement;

          (c) split, combine or reclassify any shares of capital stock of ANFI or any less-than-wholly-owned Subsidiary of ANFI or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or any securities of any of its Subsidiaries which are not wholly-owned, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any securities of any of its Subsidiaries which are not wholly-owned;

          (d) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or any such convertible securities, other than (A) the issuance of ANFI Common Shares upon the exercise of stock options, (B) pursuant to an ANFI Employee Plan in accordance with its present terms, (C) the issuance of stock options in the ordinary course of business pursuant to an ANFI Employee Plan in accordance with its present terms; provided, however, that ANFI shall not grant stock options which would result in the acceleration of any options not assumed by FNF and that the issuance of any such stock options is with the prior written consent of FNF, and (D) as permitted pursuant to Section 3.4(d); provided, further, that in no event shall the aggregate of any and all issuances pursuant to subsections (B), (C) or (D) be in excess of the lesser of 654,000 shares of capital stock of ANFI and/or securities convertible into or exercisable for capital stock of ANFI and such amount as would require FNF to obtain from its stockholders approval of this Agreement and the transactions contemplated hereby, pursuant to the rules and regulations promulgated by the NYSE, (ii) except as permitted in Section 3.4(e), amend in any material respect any material term of any outstanding security of ANFI or any of its Subsidiaries or (iii) consent, including consent by the applicable committee, to any transfer of an ANFI Option;

          (e) other than in connection with transactions permitted by Section 6.1(f) and expenses incurred in connection with this transaction such as reasonable legal and accounting expenses, and investment banking expenses, not to exceed the amount disclosed in Section 4.19 of the ANFI Disclosure Schedule, incur any capital expenditures or any obligations or liabilities in respect thereof, except for those (i) contemplated by the capital expenditure budgets for ANFI and its Subsidiaries, (ii) incurred in the ordinary course of business of ANFI and its Subsidiaries, or (iii) not otherwise described in clauses (i) and/or (ii) which are not in excess of an aggregate of $100,000;

          (f) except for acquisitions in the ordinary course of the investment activities of ANFI and its Subsidiaries consistent with past practice, acquire (whether pursuant to merger, stock or asset purchase or otherwise) in one transaction or series of related transactions any assets of or equity interests in any Person having a fair market value in excess of $100,000;

          (g) sell, lease, encumber or otherwise dispose of any assets, other than (i) in the ordinary course of business consistent with past practice,
     (ii) equipment and property no longer used in the operation of ANFI's business, and (iii) sales or other dispositions of assets related to discontinued operations of ANFI or any of its Subsidiaries;

          (h) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of ANFI or any of its Subsidiaries or guarantee any debt securities of others or request any advances in respect of, or make any drawdowns on, any existing indebtedness which advance or drawdown exceeds $100,000 individually or $250,000 in the aggregate;

          (i) amend, modify or terminate any material contract, agreement or arrangement of ANFI or any of its Subsidiaries or otherwise waive, release or assign any material rights, claims or benefits of ANFI or any of its Subsidiaries thereunder;

          (j) (i) except as set forth in Section 7.1(c) hereof, in the ordinary course of business consistent with past practice, or as required by law or by an agreement existing on the date hereof, increase the amount of compensation of any director or executive officer or make any increase in or commitment to increase any employee benefits, (ii) except as required by law or by an agreement existing on the date hereof, adopt any severance program or grant any material severance or termination pay to any director, officer or employee of ANFI or any of its Subsidiaries, (iii) adopt or implement any employee retention program or other incentive arrangement not in existence on the date hereof, (iv) except as set forth in Section 7.1(c) hereof, adopt any additional employee benefit plan or, except in the ordinary course of business, make any material contribution to any existing plan (other than as required by law or such plan), or (v) except as may be required by law or pursuant to any agreement existing on the date hereof, amend in any material respect any ANFI Employee Plan;

          (k) change ANFI's (x) methods of accounting in effect at December 31, 2001, except as required by changes in GAAP or by Regulation S-X of the Exchange Act, as concurred in by its independent public accountants or (y) fiscal year;

          (l) other than in the ordinary course of business consistent with past practice, make any tax election or enter into any settlement or compromise of any tax liability that in either case is material to the business of ANFI and its Subsidiaries, taken as a whole;

          (m) pay, discharge, settle or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than (y) for an amount of $100,000 or less, or (z) ordinary course repayment of indebtedness or payment of contractual obligations when due;

          (n) take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

          (o) agree, resolve or otherwise commit to do any of the foregoing.

     SECTION 6.2 Shareholder Meeting. ANFI shall cause a meeting of its shareholders (the "ANFI Shareholders Meeting") to be duly called and held for the purpose of obtaining the ANFI Shareholder Approval (including the payment of any severance payments subject to the application of Section 280G of the Code, if any) as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act. Except as provided in Section 6.3,
(a) ANFI's Board of Directors shall recommend approval and adoption by its shareholders of this Agreement (the "ANFI Recommendation"), and (b) ANFI shall use commercially reasonable efforts to solicit the ANFI Shareholder Approval. Without limiting the generality of the foregoing, ANFI agrees that its obligations under this Section shall not be affected by the commencement, public proposal, public disclosure or communication to ANFI of any Acquisition Proposal.

     SECTION 6.3 Acquisition Proposals; Board Recommendation.

     (a) ANFI agrees that it shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or knowingly permit any officer, director, employee, investment banker, attorney, accountant, agent or other advisor or representative of ANFI or any of its Subsidiaries, directly or indirectly, to (i) take any action to solicit, initiate or facilitate or encourage the submission of any Acquisition Proposal, (ii) engage in any negotiations regarding, or furnish to any Person any non-public information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or may be reasonably expected to lead to, any Acquisition Proposal, (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of ANFI's equity securities or (iv) other than in the manner contemplated by Section 6.3(d), enter into any agreement with respect to any Acquisition Proposal; provided, however, that ANFI may take any actions described in the foregoing clauses (i),
(ii), (iii), or (iv) in respect of any Person who makes an Acquisition Proposal, but only if (x) the Board of Directors of ANFI by a majority vote determines in its good faith judgment that either (A) such Acquisition Proposal constitutes a Superior Proposal and provides written notice of termination of this Agreement in accordance with Section 6.3(d) and Section 10.1, or (B) such Acquisition Proposal could reasonably be expected to result in a Superior Proposal, and (y) prior to furnishing any non-public information to such Person, such Person shall have entered into a confidentiality agreement with ANFI agreeing to keep confidential any non-public information received.

     (b) Until this Agreement shall have been terminated pursuant to Section 6.3(d), neither ANFI's Board of Directors nor any committee thereof shall recommend any Acquisition Proposal to ANFI's shareholders. Notwithstanding the foregoing, nothing contained in this Section 6.3(b) or elsewhere in this Agreement shall prevent ANFI's Board of Directors from complying with Rule 14e-2 under the Exchange Act with respect to any Acquisition Proposal or making any disclosure required by applicable law.

     (c) Promptly (but in no event later than 48 hours) after receipt by ANFI or any of its Subsidiaries (or any of their respective directors, officers, agents or advisors) of any Acquisition Proposal, any request for non-public information or for access to the properties, books or records of ANFI or any of its Subsidiaries or any request for a waiver or release under any standstill or similar agreement, by any Person that has made an Acquisition Proposal or indicates that it is considering making an Acquisition Proposal, ANFI shall notify FNF (x) that a Person may be considering making an Acquisition Proposal, and (y) of the identity of such Person and, if an Acquisition Proposal is made, of the material terms of such Acquisition Proposal. ANFI shall keep FNF reasonably informed of the status and material terms of any such Acquisition Proposal.

     (d) Upon notice and in accordance with the terms of Section 10.1, ANFI may terminate this Agreement at any time before the ANFI Shareholder Approval is obtained if (x) ANFI's Board of Directors shall have authorized ANFI, subject to the terms and conditions of this Agreement, to enter into a binding agreement concerning a transaction that constitutes a Superior Proposal, (y) ANFI notifies FNF that it intends to enter into such agreement, specifying the material terms and conditions of such agreement, and (z) within seven Business Days of receiving the notice described in (y) above, FNF fails to propose and agree to enter into a modification of this Agreement such that the Board of Directors of ANFI determines by a majority vote in its good faith judgment that such Acquisition Proposal previously determined to constitute a Superior Proposal is no longer a Superior Proposal.

     SECTION 6.4 New Employment Agreements. On or before January 20, 2003, ANFI shall have entered into a modification to each of the employment agreements with each of Michael C. Lowther, Barbara A. Ferguson and Wayne D. Diaz, with respect to the matters set forth on Exhibit A attached hereto.

     SECTION 6.5 Registration Rights. ANFI covenants to use commercially reasonable efforts to cause the holder of the ANFI Warrants to relinquish any demand registration rights which such holder may have.

                                  ARTICLE VII
                                COVENANTS OF FNF

     FNF agrees that:

     SECTION 7.1 Indemnification, Exculpation and Insurance.

     (a) FNF agrees to maintain in effect in accordance with their terms all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of ANFI and its Subsidiaries as provided in their respective articles of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of ANFI. In addition, from and after the Effective Time, directors and officers of ANFI who become directors or officers of FNF will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of FNF.

     (b) In the event that FNF or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) except as required by applicable law in connection with the Merger, transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of FNF assume the obligations set forth in this Section.

     (c) Immediately prior to the Closing, ANFI shall purchase, from an insurer or insurers chosen by ANFI, one or more single payment, run-off policies of directors and officers liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by ANFI's directors' and officers' liability insurance policies on terms with respect to such coverage and amount no less favorable than the terms of the current policies of ANFI which policies are described on Section 4.17 of the ANFI Disclosure Schedule, such policy (or policies) to become effective at the Effective Time and to remain in effect for a period of six years after the Effective Time; provided, however, prior to purchasing such insurance, ANFI shall have consulted with FNF to determine whether FNF can obtain such coverage on more favorable terms. If such coverage is unavailable, for six years after the Effective Time, FNF shall provide to ANFI's directors and officers liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by ANFI's directors' and officers' liability insurance policies with insurance companies who are rated at least as highly as the insurance companies who currently provide ANFI's directors' and officers' liability insurance as described on Section 4.17 of the ANFI Disclosure Schedule and on terms with respect to such coverage and amount no less favorable than those described on Section 4.17 of the ANFI Disclosure Schedule.

     SECTION 7.2 Stock Exchange Listing. FNF shall use its commercially reasonable efforts to cause the FNF Common Shares to be issued in connection with the Merger or upon exercise of FNF Options to be listed on the NYSE, subject to official notice of issuance.

     SECTION 7.3 Merger Sub Shareholder Consent. FNF as the sole shareholder of Merger Sub will provide written consent adopting and approving the Agreement and the Merger in accordance with the terms hereof.

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

                                  ARTICLE VIII

                     COVENANTS OF FNF, MERGER SUB AND ANFI

     The parties hereto agree that:

     SECTION 8.1 Commercially Reasonable Efforts. Subject to the terms and conditions hereof, the parties will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement and (ii) taking all reasonable steps as may be necessary to obtain all such material consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable, and (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed. Nothing in this Section shall require FNF and its Subsidiaries to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets of FNF or its Subsidiaries or the conduct of their business in a specified manner, whether as a condition to obtaining any approval from a Governmental Entity or any other Person or for any other reason (any such sale, holding separate or other disposition or conduct of business shall be referred to herein as a "Burdensome Condition").

     SECTION 8.2 Certain Filings; Cooperation in Receipt of Consents.

     (a) As promptly as practicable after the date hereof, ANFI shall prepare and file with the SEC the Proxy Statement/Prospectus and, as soon as practicable following the period of any review thereof by the SEC staff, FNF shall prepare and file the Registration Statement, in which the Proxy Statement/Prospectus will be included. Each of ANFI and FNF shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. ANFI shall mail the Proxy Statement/Prospectus to its shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act and, if necessary, after the Proxy Statement/Prospectus shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies. FNF shall also take any action (except to qualify to do business or to file a general consent to service of process) required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of FNF Common Shares in the Merger, and ANFI shall use commercially reasonable efforts to furnish all information concerning its directors, officers, shareholders and business as may be reasonably requested by FNF in connection with any such action.

     (b) No filing of, or any amendment or supplement to, the Proxy Statement/Prospectus will be made by ANFI without providing FNF the opportunity to review and comment thereon. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the FNF Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the

Effective Time any information relating to either party, or any of their respective Affiliates, officers or directors should be discovered by ANFI or FNF, that should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus, so that either of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the shareholders of ANFI.

     (c) ANFI shall use commercially reasonable efforts to cause to be delivered to FNF two letters from ANFI's independent public accountants, one dated the date on which the Registration Statement shall become effective and one dated the date of the Effective Time, each addressed to ANFI and FNF, in form and substance reasonably satisfactory to FNF and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. FNF shall use commercially reasonable efforts to cause to be delivered to ANFI two letters from FNF's independent public accountants, one dated the date on which the Registration Statement shall become effective and one dated the date of the Effective Time, each addressed to ANFI and FNF, in form and substance reasonably satisfactory to ANFI and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     (d) ANFI, Merger Sub and FNF shall cooperate with one another in (i) determining whether any other action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated hereby and
(ii) seeking any such other actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking promptly to obtain any such actions, consents, approvals or waivers. Each party shall permit the other party to review any communication given by it to, and shall consult with each other in advance of any meeting or conference with, any Governmental Entity or, in connection with any legal proceeding by a private party, with any other Person, and to the extent permitted by the applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences, in each case in connection with the transactions contemplated hereby.

     SECTION 8.3 Public Announcements. The parties shall consult with each other before issuing, and provide each other a reasonable opportunity to review and comment upon, any press release or public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

     SECTION 8.4 Access to Information; Notification of Certain Matters.

     (a) From the date hereof until the Effective Time and subject to applicable law, ANFI and FNF shall (i) give to the other party, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of such party, (ii) furnish or make available to the other party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the reasonable requests of the other party in its investigation. Any investigation pursuant to this Section 8.4(a) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other party. All such information shall be deemed proprietary information of the delivering party, and shall, to the fullest extent permitted by law, be kept confidential by the receiving party and not used other than in connection with the transactions contemplated by this Agreement. No information or knowledge obtained in any investigation pursuant to this Section 8.4(a) shall affect or be deemed to modify any representation or warranty made by any party hereunder.

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

     (b) Each party hereto shall give notice to each other party hereto, as promptly as practicable after the event giving rise to the requirement of such notice, of:

          (i) any communication received by such party from, or given by such party to, any Governmental Entity in connection with any of the transactions contemplated hereby;

          (ii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

          (iii) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed, or that relate to the consummation of the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 8.4(b) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 8.5 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of ANFI, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of ANFI, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of ANFI acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     SECTION 8.6 Tax Matters.

     (a) Prior to and following the Effective Time, each party shall use commercially reasonable efforts to cause the Merger to qualify as a reorganization under Section 368(a)(2)(D) of the Code and will not take any action or fail to take any action reasonably likely to cause the Merger not so to qualify.

     (b) Each party shall use its commercially reasonable efforts to obtain the opinions referred to in Section 9.2(b) and Section 9.3(e).

     SECTION 8.7 Control of Other Party's Business. Nothing contained in this Agreement shall give FNF, directly or indirectly, the right to control or direct ANFI's operations prior to the Effective Time. Nothing contained in this Agreement shall give ANFI, directly or indirectly, the right to control or direct FNF's or Merger Sub's operations prior to the Effective Time. Prior to the Effective Time, each of FNF and ANFI shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

     SECTION 8.8 Affiliate Letters. Within 30 days following the date hereof, ANFI shall cause to be delivered to FNF a letter identifying, in ANFI's reasonable judgment, the names and addresses of all Persons who may be deemed to be "affiliates" of ANFI for purposes of Rule 145(c) under the Securities Act. ANFI shall use commercially reasonable efforts to cause each such Person who is so identified to deliver to FNF on or prior to the 30th day prior to the Effective Time a letter agreement reasonably satisfactory to FNF acknowledging that such Person may be deemed an Affiliate of FNF following the Merger and thus may be subject to restrictions on the resale of FNF Common Shares held by such Person following the Merger.

                                   ARTICLE IX

                            CONDITIONS TO THE MERGER

     SECTION 9.1 Conditions to the Obligations of Each Party. The obligations of ANFI, Merger Sub and FNF to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) the ANFI Shareholder Approval shall have been obtained;

          (b) the FNF Common Shares to be issued in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance;

          (c) (i) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC and not concluded or withdrawn and (ii) all state securities or "blue sky" authorizations necessary to carry out the transactions contemplated hereby shall have been obtained and be in effect;

          (d) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been earlier terminated without the imposition of any Burdensome Condition;

          (e) no Governmental Entity of competent authority or jurisdiction shall have issued any order, injunction or decree, or taken any other action, that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger nor is there pending any action that seeks to restrain, enjoin or otherwise prohibit the consummation of the Merger; and

          (f) the parties shall have obtained or made all consent, approvals, actions, orders, authorizations, registrations, declarations, announcements and filings contemplated by Section 4.3 and Section 5.3 which if not obtained or made (i) would render consummation of the Merger illegal or
     (ii) would be reasonably likely to have a Material Adverse Effect on the Surviving Corporation, taken as a whole, after giving effect to the Merger.

     SECTION 9.2 Conditions to the Obligations of ANFI. The obligations of ANFI to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a) (i) FNF and Merger Sub shall have performed in all material respects all of their obligations hereunder required to be performed by it at or prior to the time of the filing of the Agreement of Merger, (ii) the representations and warranties of FNF and Merger Sub contained in this Agreement (without giving effect to any materiality, Material Adverse Effect or similar qualifications included therein) shall have been true and correct when made and at and as of the time of the filing of the Agreement of Merger as if made at and as of such time (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date), except for such inaccuracies as would not be reasonably likely, individually or in the aggregate, to have a FNF Material Adverse Effect, and (iii) ANFI shall have received certificates signed by the Chief Executive Officer or Chief Financial Officer of FNF and Merger Sub to the foregoing effect;

          (b) ANFI shall have received an opinion of counsel reasonably acceptable to ANFI, which may include Stradling Yocca Carlson & Rauth, counsel to FNF and Merger Sub, in form and substance reasonably satisfactory to ANFI, on the basis of certain facts, representations and reasonable assumptions set forth in such opinion, dated as of the date of the filing of the Agreement of Merger, to the effect that the Merger will be treated for federal income tax purposes as a tax free reorganization under Section 368(a)(2)(D) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon customary representations of officers of ANFI and FNF in form and substance reasonably satisfactory to such counsel and other reasonable assumptions set forth therein; and

          (c) Except as set forth on the FNF Disclosure Schedule, since the date of the FNF balance sheet included in the FNF 10-Q for the quarter ended September 30, 2002, there shall not have occurred any change in the financial condition, business or operations of FNF and its Subsidiaries, taken as a whole, that would be reasonably likely to have a FNF Material Adverse Effect.

     SECTION 9.3 Conditions to the Obligations of FNF and Merger Sub. The obligations of FNF and Merger Sub to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a) (i) ANFI shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the time of filing of the Agreement of Merger, (ii) the representations and warranties of ANFI contained in this Agreement (without giving effect to any materiality, Material Adverse Effect or similar qualifications included therein) shall have been true and correct when made and at and as of the time of the filing of the Agreement of Merger as if made at and as of such time (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date), except for such inaccuracies as would not be reasonably likely, individually or in the aggregate, to have an ANFI Material Adverse Effect, and (iii) FNF shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of ANFI to the foregoing effect;

          (b) Except as set forth on the ANFI Disclosure Schedule, since the date of the ANFI balance sheet included in the ANFI 10-Q for the quarter ended September 30, 2002, there shall not have occurred any change in the financial condition, business or operations of ANFI and its Subsidiaries, taken as a whole, that would be reasonably likely to have an ANFI Material Adverse Effect;

          (c) In the event the ANFI shareholders have any appraisal, dissenters' or similar rights under applicable law, no more than three percent (3.0%) of the ANFI Common Shares, determined as of the record date for the ANFI Shareholders Meeting, shall have made an effective demand for exercise of their appraisal, dissenters' or similar rights under applicable law;

          (d) Each of the ANFI Senior Executives shall have outstanding options to acquire ANFI common stock that, upon assumption thereof by FNF in accordance with this Agreement, shall be exercisable into no more than 50,000 FNF Common Shares;

          (e) FNF shall have received an opinion of Stradling Yocca Carlson & Rauth (or other counsel reasonably acceptable to FNF) in form and substance reasonably satisfactory to FNF, on the basis of certain facts, representations and reasonable assumptions set forth in such opinion, dated as of the date of the filing of the Agreement of Merger, to the effect that the Merger will be treated for federal income tax purposes as a tax free reorganization under Section 368(a)(2)(D) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon customary representations of officers of ANFI and FNF in form and substance reasonably satisfactory to such counsel and other reasonable assumptions set forth therein; and

          (f) FNF shall have received any consent, approvals, actions, orders, or authorizations from the Department of Insurance necessary to consummate the transactions contemplated in this Agreement and by the Merger, including, without limitation, the conversion of ANFI to Ticor Title after the Effective Time.

                                   ARTICLE X

                                  TERMINATION

     SECTION 10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating party to the other parties (except if such termination is pursuant to Section 10.1(a)), whether before or after the ANFI Shareholder Approval shall have been obtained:

          (a) by mutual written agreement of ANFI and FNF;

          (b) by either ANFI or FNF, if

             (i) the Merger shall not have been consummated by June 30, 2003 (the "End Date"); provided, however, that the End Date may be extended by ANFI or FNF for an additional 60 days (the "Extended End Date") in the event that, as of the End Date, all conditions to the Merger have been satisfied other than the conditions set forth in Section 9.1(d) and
        Section 9.1(f) above, except that any party whose breach of any provision of or whose failure to perform any obligation under this Agreement has been the cause of, or has resulted in, the failure to obtain any consent or approval which has not been obtained by the End Date shall not be permitted to extend the End Date to the Extended End Date due to a failure of the conditions set forth in Section 9.1(d) and
        Section 9.1(f); and provided further, that the right to terminate this Agreement under this Section 10.1(b)(i) shall not be available to any party whose breach of any provision of or whose failure to perform any obligation under this Agreement has been the cause of, or has resulted in, the failure of the Merger to occur on or before the End Date or the Extended End Date, as the case may be;

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

             (ii) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction enjoining ANFI or FNF from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable and, prior to such termination, the parties shall have used their respective commercially reasonable efforts to resist, resolve or lift, as applicable, such law, regulation, judgment, injunction, order or decree; provided, however, that the right to terminate this Agreement under this Section 10.1(b)(ii) shall not be available to any party whose breach of any provision of or whose failure to perform any obligation under this Agreement has been the cause of such law, regulation, judgment, injunction, order or decree; or

             (iii) at the ANFI Shareholders Meeting (including any adjournment or postponement thereof), the ANFI Shareholder Approval shall not have been obtained;

          (c) by ANFI, (i) if a breach of any representation, warranty, covenant or agreement on the part of FNF set forth in this Agreement shall have occurred which would cause the condition set forth in Section 9.2(a) not to be satisfied, and either such condition shall be incapable of being satisfied by the End Date or, if applicable, the Extended End Date or such breach or failure to perform has not been cured within 10 days after notice of such breach or failure to perform has been given by ANFI to FNF or (ii) as contemplated by Section 6.3(d);

          (d) by FNF, (i) if ANFI's Board of Directors shall have (A) amended, modified, withdrawn, conditioned or qualified the ANFI Recommendation in a manner materially adverse to FNF, (B) recommended any Acquisition Proposal to ANFI's shareholders, and/or (C) failed to make the ANFI Recommendation;
     (ii) if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of ANFI set forth in this Agreement shall have occurred which would cause the condition set forth in Section 9.3(a) not to be satisfied, and either such condition is incapable of being satisfied by the End Date or, if applicable, the Extended End Date or such breach or failure to perform has not been cured within 10 days after notice of such breach or failure to perform has been given by FNF to ANFI; or
     (iii) as contemplated by Section 4.4.

     SECTION 10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1 (including any such termination by way of Section 6.3(d)), there shall be no liability or obligation on the part of FNF or ANFI, or any of their respective officers, directors, stockholders, agents or Affiliates, except as set forth in Sections 10.2, 10.3 and 10.4 of this Agreement, which shall remain in full force and effect and survive any termination of this Agreement; provided, however, neither ANFI nor FNF shall be relieved of or released from any liabilities or damages arising out of its material breach of or material failure to perform its obligations under this Agreement, except that the payment of the Termination Fee by ANFI pursuant to
Section 10.4 shall be in lieu of any and all liabilities or damages arising out of ANFI's material breach or material failure to perform its obligations under this Agreement.

     SECTION 10.3 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that (i) each of ANFI and FNF shall bear and pay one-half of the filing fees incurred in connection the Registration Statement and Proxy Statement/Prospectus and HSR filings, and (ii) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, all state, local, foreign or provincial sales, use, real property, transfer, stock transfer or similar taxes (including any interest or penalties with respect thereto) attributable to the Merger.

     SECTION 10.4  Termination Fee.

     (a) ANFI shall pay to FNF a termination fee (the "Termination Fee") in the amount of $2,780,000 if this Agreement is terminated solely as follows:

          (i) if ANFI shall terminate this Agreement pursuant to Section 10.1(c)(ii);

          (ii) if FNF shall terminate this Agreement pursuant to Section 10.1(d)(i);

          (iii) if either party shall terminate this Agreement pursuant to
     Section 10.1(b)(iii) due to a failure to obtain the ANFI Shareholder Approval, and one or more of the Senior Executives are in breach of the Voting Agreement or has otherwise failed to vote all shares of the ANFI voting capital stock, for which he or it has voting power, in favor of the Merger; or

          (iv) if FNF shall terminate this Agreement pursuant to Section 10.1(d)(ii) and within twelve (12) months of such termination, ANFI shall engage in any negotiations or discussions with any third party regarding an Acquisition Proposal.

     (b) The Termination Fee required to be paid pursuant to Section 10.4 shall be paid prior to, and shall be a pre-condition to the effectiveness of, termination of this Agreement pursuant to Section 10.1(c)(iii). Any other payment of the Termination Fee required to be made shall be made not later than two Business Days after termination of this Agreement.

                                   ARTICLE XI

                                 MISCELLANEOUS

     SECTION 11.1 Survival. The representations and warranties contained in this Agreement shall not survive the Effective Time. The covenants contained in Articles II, III and XI shall survive the Effective Time.

     SECTION 11.2 Notices. Except as otherwise expressly set forth in Section 6.3(c), all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given, if to FNF or Merger Sub, to:

        Fidelity National Financial, Inc.
        4050 Calle Real
        Santa Barbara, California 93110
        Attention: Marlan Walker
                Executive Vice President
        Facsimile: (805) 696-7835

     with a copy to:

        Stradling Yocca Carlson & Rauth
        660 Newport Center Drive, Suite 1600
        Newport Beach, California 92660
        Attention: C. Craig Carlson, Esq.
        Facsimile: (949) 725-4100

     if to ANFI, to:

        American National Financial, Inc.
        1111 E. Katella Avenue, Suite 220
        Orange, California 92867
        Attention: Michael C. Lowther
                Chief Executive Officer
        Facsimile:

     with a copy to:

        Palmieri, Tyler, Wiener, Wilhelm & Waldron LLP
        2603 Main Street, Suite 1300
        Irvine, California 92614
        Attention: George J. Wall, Esq.
        Facsimile: (949) 851-1554

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

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective upon receipt.

     SECTION 11.3  Amendments; No Waivers.

     (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by ANFI and FNF or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after the ANFI Shareholder Approval, no such amendment or waiver shall, without the further approval of such shareholders, be made that would require such approval under any applicable law, rule or regulation.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 11.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto. Any purported assignment in violation hereof shall be null and void.

     SECTION 11.5 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of California without reference to its principles of conflicts of laws.

     SECTION 11.6 Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     SECTION 11.7 Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in a state court located in Orange, California, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.2 shall be deemed effective service of process on such party.

     SECTION 11.8 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 11.9 Arbitration. Except with respect to any instances when equitable relief is sought by a party in which case such relief may be sought in any court of competent jurisdiction, any and all disputes, controversies and claims arising out of or relating to this Agreement or concerning the respective rights or obligations of the parties hereto shall be settled and determined by arbitration before the Judicial Arbitration and Mediation Services, Inc./Endispute ("JAMS"). The arbitrator shall be mutually selected by FNF and ANFI or, if they are unable to agree as to an arbitrator within ten (10) days of submitting the controversy or dispute to JAMS, each of FNF and ANFI shall select an arbitrator and within ten (10) days thereafter those arbitrators shall select the arbitrator to hear or decide the dispute. The arbitrator shall follow and base his or her award on California law. Any award or decision obtained from any such arbitration proceeding shall be final and binding on the parties, and judgement upon any award thus obtained may be entered into any court having jurisdiction thereof. No action at law based upon any claim arising out of or related to this Agreement shall be instituted in any court by FNF or ANFI except (a) an action to compel arbitration pursuant to this Section 11.9 or (b) an action to enforce an award obtained in an arbitration proceeding in accordance with this Section 11.9. FNF and ANFI hereby consent to the exclusive jurisdiction of the state and federal courts sitting in California in any such action to compel arbitration pursuant to this paragraph or to enforce an award obtained in an arbitration proceeding in accordance with this Section 11.9. FNF and ANFI further agree that service of process may be effected by registered or certified mail to the address of FNF or ANFI, as the case may be, as provided in this Agreement. The costs of any such arbitration shall be borne one-half for the account of FNF and one-half by ANFI.

     SECTION 11.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 11.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

     SECTION 11.12 Attorneys' Fees. If any action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a default in the performance by either party of any of its obligations under Section 10.2 of this Agreement, the prevailing party shall recover all of such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Section 11.12, attorneys' fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

                           [signature page to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          FIDELITY NATIONAL FINANCIAL, INC.

                                          By
                                            ------------------------------------

                                          ANFI MERGER SUB, INC.

                                          By
                                            ------------------------------------

                                          ANFI, INC.

                                          By
                                            ------------------------------------

                                                                       EXHIBIT A

                 MODIFICATION TO EXISTING EMPLOYMENT AGREEMENTS
                                       OF
           MICHAEL C. LOWTHER, BARBARA A. FERGUSON AND WAYNE D. DIAZ

     1.  The modifications shall be effective at the Effective Time.

     2. The severance payment provided for in Section 8 of the employment agreements shall not apply by reason of the consummation of the transactions contemplated by this Agreement, but rather shall only apply to transactions after the Effective Time involving a change in control of Merger Sub or FNF.

     3. The annual incentive bonus to which each employee is entitled pursuant to Section 4(e) of the employment agreements shall be determined in a manner mutually agreeable to FNF and each such employee (as reflected in the modification), rather than as presented provided for in said Section 4(e).